NEW JERSEY NATURAL GAS FILES BASE RATE CASE WITH THE
NEW JERSEY BOARD OF PUBLIC UTILITIES

WALL, N.J., March 30, 2021 – New Jersey Natural Gas (NJNG), the principal subsidiary of New Jersey Resources (NYSE: NJR), today filed a petition with the New Jersey Board of Public Utilities (BPU) requesting an increase of approximately $165.7 million to its base rates. Since its last base rate filing in 2019, NJNG has invested nearly $850 million in the safety, reliability and environmental benefits of its delivery system and operations. These investments are already at work benefiting customers, but are not currently reflected in rates.

“Nothing is more important to our company than safely and reliably delivering the energy our customers depend on for their homes and businesses,” said Steve Westhoven, President and CEO of New Jersey Resources. “We are dedicated to meeting that commitment in a sustainable, responsible way. The investments we’ve made in our system, as reflected in this filing, deliver on that commitment.”

The proposed rate adjustment is necessary to cover costs associated with infrastructure investments made by NJNG to maintain and enhance its natural gas delivery system and ensure the responsible operation of its business, including:

●	Investment in plant in service, including improvements to the overall integrity of its natural gas transmission and distribution systems.
●	Continued infrastructure replacement – an ongoing priority for NJNG that has made its system one of the most environmentally sound in New Jersey, as measured by leaks per mile.
●	Development of a green hydrogen fuel project to reduce NJNG’s emissions as part of its commitment to sustainability and a clean energy future.
●	Construction of a training facility to provide mandated operator qualification and safety- related training, including classroom and simulated field activities for NJNG employees and third-party contractors, as well as training opportunities for local emergency personnel.

As part of its filing, NJNG is also seeking rate recovery for the Southern Reliability Link (SRL). NJNG expects the 30-mile transmission pipeline project to be placed into service this fall. Approved by the BPU in 2016, the SRL provides a new natural gas feed into the southern end of NJNG’s service territory, significantly enhancing the reliability and resiliency of its distribution system.

Currently, more than 85% of the natural gas supply used to serve customers in Monmouth, Ocean and Burlington counties is delivered through a single feed at the northern end of NJNG’s system. Any significant supply disruption on this line could negatively impact a majority of NJNG’s nearly 560,000 customers. SRL directly mitigates this risk by accessing a second interstate supply source that interconnects with the southern end of NJNG’s system.

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NEW JERSEY NATURAL GAS FILES BASE RATE CASE WITH THE NEW JERSEY
BOARD OF PUBLIC UTILITIES

Through this filing, NJNG is seeking to recover in rates appropriate costs for investments already made and expenses associated with operating its business, and to achieve a fair and reasonable outcome for ratepayers.

“We take our responsibility to deliver exceptional service at a reasonable rate seriously. This is achieved through a rigorous approval process with regulators,” Westhoven said. “We look forward to a successful resolution of this petition that is in the best interest of our customers and our company.”

Any customer having difficulty paying their natural gas bill should visit njng.com/energyassistance to learn about available energy assistance programs. Energy assistance is available for income-eligible customers through the Low Income Home Energy Assistance Program (LIHEAP), Universal Service Fund (USF) and Payment Assistance for Gas and Electric (PAGE) Program, NJ SHARES and NJNG’s own Gift of Warmth program.

Forward-Looking Statements:
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this release include, but are not limited to, certain statements regarding the base rate case, future NJR capital expenditures and infrastructure investments and the ability to complete SRL.

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the U.S. Securities Exchange Commission (“SEC”), including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http://www.sec.gov. Information included in this release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR's results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

NEW JERSEY NATURAL GAS FILES BASE RATE CASE WITH THE NEW JERSEY
BOARD OF PUBLIC UTILITIES

About New Jersey Resources
New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

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New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,500 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex and Burlington counties.

●	NJR Clean Energy Ventures invests in, owns and operates solar projects with a total capacity of more than 357 megawatts, providing residential and commercial customers with low-carbon solutions.

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NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

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Storage & Transportation serves customers from local distributors and producers to electric generators and wholesale marketers through its ownership of Leaf River Energy Center and the Adelphia Gateway Pipeline Project, as well as our 50 percent equity ownership in the Steckman Ridge natural gas storage facility, and our 20 percent equity interest in the PennEast Pipeline Project.

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NJR Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its nearly 1,200 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:
www.njresources.com.
Follow us on Twitter @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.

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